Exhibit 99.1

Investor Relations Contact Matt Glover or Najim Mostamand Liolios Group, Inc. +1 949 574 3860 AIRG@liolios.com	Airgain Public Relations Contact Jules M. Cassano Director of Marketing, Airgain, Inc. +1 760 444 6008 media@airgain.com

Airgain Reports Fourth Quarter and Full Year 2016 Results

San Diego, California, February 16, 2017 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of embedded antenna technologies used to enable high performance wireless networking, today reported unaudited results for the fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Financial Results

Sales increased 35% to $12.6 million from $9.3 million in the same year-ago period. The increase was primarily driven by an increase in product sales.

Gross profit increased 43% to $5.5 million (43.4% of sales) from $3.8 million (41.2% of sales) in the same year-ago period. The increase in gross profit as a percentage of sales was primarily driven by an increase in the sales of board-mounted antennas, which tend to have lower per unit pricing and higher gross margins.

Total operating expenses increased 19% to $4.3 million from $3.6 million in the same year-ago period. The increase was primarily due to higher personnel expenses to support the company’s sales and marketing and research and development initiatives. The increase was also due to higher administrative expenses incurred as a public company, including expenses related to the company’s public equity offerings.

Net income attributable to common stockholders totaled $1.1 million or $0.12 per diluted share, an improvement from a net loss attributable to common stockholders of $(660) thousand or $(0.99) per diluted share in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrants, and share-based compensation) increased to $1.4 million from $837 thousand in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Fourth Quarter 2016 Key Performance Indicators (compared to same year-ago period)

•	Total customer devices increased 29% or 3.4 million devices to 14.9 million devices

•	The average number of antennas per device increased 11% to 2.96

•	The average selling price per device increased 7% to $0.83

Full Year 2016 Financial Results

Sales increased 56% to $43.4 million from $27.8 million in the same year-ago period. The increase was primarily driven by an increase in product sales.

Gross profit increased 66% to $19.3 million (44.4% of sales) from $11.6 million (41.9% of sales) in the same year-ago period. The increase in gross profit as a percentage of sales was primarily driven by an increase in the sales of board-mounted antennas, which tend to have lower per unit pricing and higher gross margins.

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Total operating expenses increased 32% to $15.8 million from $12.0 million in the same year-ago period. The increase was primarily due to higher personnel expenses to support the company’s sales and marketing and research and development initiatives. The increase was also due to higher administrative expenses incurred as a public company, including expenses related to the company’s public equity offerings.

Net income attributable to common stockholders totaled $2.2 million or $0.40 per diluted share, an improvement from net loss attributable to common stockholders of $(2.7) million or $(4.30) per diluted share in the same year-ago period.

Adjusted EBITDA increased to $4.6 million from $1.2 million in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Full Year 2016 Key Performance Indicators (compared to same year-ago period)

•	Total customer devices increased 55% or 19.0 million devices to 53.6 million devices

•	The average number of antennas per device increased 18% to 2.97

•	The average selling price per device increased 1% to $0.79

Management Commentary

“2016 was an exciting year for Airgain,” said Airgain president and CEO, Charles Myers. “First and foremost, we became a publicly traded company listed on the NASDAQ stock exchange. Operationally, we experienced continued growth in our core gateway and set-top-box markets, while making accelerated progress in some of our key emerging markets, and even expanding into newer markets, like automotive and small cell. This led to impressive results across the board, with our sales up 56%, gross profit up 66%, and adjusted EBITDA more than tripling for the year. On top of that, we generated $2.2 million of net income, or $0.40 per share on a fully diluted basis.”

“Q4 echoed the positive performance throughout the year, especially in terms of our top and bottom-line growth. From a customer and operations standpoint, we continued to gain traction in products targeting cable operators, with increasing demand and new design wins in the gateway and set-top-box markets. We are also experiencing demand for our products in the enterprise and retail WLAN segments.”

“As we move in to 2017, we will continue forward with our strategy of growing organically as well as inorganically when and where it makes strategic and financial sense. Our continued focus on R&D initiatives will enable us to not only bring new solutions to the market, but also to continue expanding into other strategic markets.”

Conference Call

Airgain management will hold a conference call today (February 16, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results and provide an update on business conditions.

Company president and CEO, Charles Myers, and CFO, Leo Johnson, will host the call, followed by a question and answer period.

Date: Thursday, February 16, 2017

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 1-877-451-6152

International dial-in number: 1-201-389-0879

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Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay in the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern Time through March 16, 2017

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13655519

About Airgain, Inc.

Airgain is a leading provider of embedded antenna technologies used to enable high performance wireless networking across a broad range of home, enterprise, and industrial devices. Our innovative antenna systems open up exciting new possibilities in wireless services requiring high speed throughput, broad coverage footprint, and carrier grade quality. Our antennas are found in devices deployed in carrier, enterprise, and residential wireless networks and systems, including set-top boxes, access points, routers, gateways, media adapters, digital televisions, and Internet of Things (IoT) devices. Airgain partners with and supplies the largest blue chip brands in the world, including original equipment and design manufacturers, chipset makers, and global operators. Airgain is headquartered in San Diego, California, and maintains design and test centers in San Diego, Cambridge, United Kingdom, and Suzhou and Shenzhen, China. For more information, visit airgain.com.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our future organic and inorganic growth, focus on R&D initiatives, expansion into other strategic markets and our ability to execute on our key strategic initiatives. In addition, the unaudited financial results for the fourth quarter and year ended December 31, 2016 included in this press release are preliminary and represent the most current information available to management. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: adjustments to the unaudited financial results reported for the fourth quarter and year ended December 31, 2016 in connection with the completion of the company’s final closing process and procedures, final adjustments, completion of the audit by the company’s independent registered accounting firm and other developments that may arise during the preparation of our Annual Report on Form 10-K; the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive

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pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our final prospectus. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement Airgain’s condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). We believe Adjusted EBITDA provides useful information to investors with which to analyze our operating trends and performance. In computing Adjusted EBITDA, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, as well as the fair market value adjustments for warrants. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last table at the end of this release.

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Airgain, Inc.

Condensed Balance Sheets

(unaudited)

	As of December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$45,161,403	$5,335,913
Trade accounts receivable, net	5,154,996	3,731,998
Inventory	146,815	119,733
Prepaid expenses and other current assets	349,550	191,502

Total current assets	50,812,764	9,379,146
Property and equipment, net	807,086	1,026,784
Goodwill	1,249,956	1,249,956
Customer relationships, net	2,822,918	3,137,918
Intangible assets, net	286,719	345,069
Other assets	84,060	121,541

Total assets	$56,063,503	$15,260,414

Liabilities, preferred redeemable convertible stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,949,005	$2,873,471
Accrued bonus	1,748,551	1,335,500
Accrued liabilities	1,072,242	660,987
Deferred purchase price	1,000,000	1,000,000
Current portion of long-term notes payable	1,388,563	1,625,030
Current portion of deferred rent obligation under operating lease	81,332	81,332

Total current liabilities	9,239,693	7,576,320
Preferred stock warrant liability	—	709,504
Long-term notes payable	1,333,333	2,721,865
Deferred tax liability	6,166	—
Deferred rent obligation under operating lease	451,909	558,641

Total liabilities	11,031,101	11,566,330
Preferred redeemable convertible stock:
Series E preferred redeemable convertible stock— 10,500,000 shares authorized at December 31, 2015; no shares issued and outstanding at December 31, 2016 and 8,202,466 shares issued and outstanding at December 31, 2015; aggregate liquidation preference of $0 and $16,274,823 at December 31, 2016 and December 31, 2015, respectively	—	16,274,823
Series F preferred redeemable convertible stock— 5,000,000 shares authorized at December 31, 2015; no shares issued and outstanding at December 31, 2016 and 4,734,374 shares issued and outstanding at December 31, 2015; aggregate liquidation preference of $0 and $10,517,081 at December 31, 2016 and December 31, 2015, respectively	—	10,517,081
Series G preferred redeemable convertible stock— 23,500,000 shares authorized at December 31, 2015; no shares issued and authorized at December 31, 2016 and 10,334,862 shares issued and outstanding at December 31, 2015; aggregate liquidation preference of $0 and $17,987,553 at December 31, 2016 and December 31, 2015, respectively	—	16,315,002
Stockholders’ equity (deficit):
Preferred convertible stock:
Series A preferred convertible stock— 313,500 shares authorized, issued and outstanding at December 31, 2015 and no shares issued and outstanding at December 31, 2016; aggregate liquidation preference of $0 and $2,416,194 at December 31, 2016 and December 31, 2015, respectively	—	976,000
Series B preferred convertible stock— 1,183,330 shares authorized at December 31, 2015; no shares issued and outstanding at December 31, 2016 and 1,157,606 shares issued and outstanding at December 31, 2015; aggregate liquidation preference of $0 and $5,081,890 at December 31, 2016 and December 31, 2015, respectively	—	2,457,253
Series C preferred convertible stock— 682,000 shares authorized at December 31, 2015; no shares and 682,000 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively; aggregate liquidation preference of $0 and $682,000 at December 31, 2016 and December 31, 2015, respectively	—	549,010
Series D preferred convertible stock— 4,276,003 shares authorized at December 31, 2015; no shares issued and outstanding at December 31, 2016 and 4,091,068 shares issued and outstanding at December 31, 2015; aggregate liquidation preference of $0 and $4,516,013 at December 31, 2016 and December 31, 2015, respectively	—	1,986,286
Common shares, par value $0.0001, 200,000,000 and 80,000,000 shares authorized at December 31, 2016 and December 31, 2015, respectively; 9,275,062 and 665,842 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	928	1,094,375
Additional paid in capital	88,582,470	—
Accumulated deficit	(43,550,996)	(46,475,746)

Total stockholders’ equity (deficit)	45,032,402	(39,412,822)
Commitments and contingencies

Total liabilities, preferred redeemable convertible stock and stockholders’ equity (deficit)	$56,063,503	$15,260,414

Airgain, Inc.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Sales	$12,625,966	$9,333,483	$43,433,867	$27,793,073
Cost of goods sold	7,149,563	5,490,667	24,156,792	16,148,163

Gross profit	5,476,403	3,842,816	19,277,075	11,644,910

Operating expenses:
Research and development	1,525,462	1,158,320	5,622,132	4,257,400
Sales and marketing	1,592,376	1,231,666	5,670,625	4,035,591
General and administrative	1,227,360	1,278,975	4,532,151	3,453,288
IPO costs	—	(26,376)	—	229,332

Total operating expenses	4,345,198	3,642,585	15,824,908	11,975,611

Income (loss) from operations	1,131,205	200,231	3,452,167	(330,701)
Other expense (income):
Interest income	(6,067)	—	(7,803)	—
Interest expense	36,867	14,489	178,371	39,489
Fair market value adjustment—warrants	—	236,501	(460,289)	(85,325)
Exercise and expiration of warrants	—	—	—	(15,145)

Total other expense (income)	30,800	250,990	(289,721)	(60,981)
Income (loss) before income taxes	1,100,405	(50,759)	3,741,888	(269,720)
Provision (benefit) for income taxes	103	(8,600)	8,181	622

Net income (loss)	1,100,302	(42,159)	3,733,707	(270,342)
Accretion of dividends on preferred convertible stock	—	(617,493)	(1,537,021)	(2,444,954)

Net income (loss) attributable to common stockholders	$1,100,302	$(659,652)	$2,196,686	$(2,715,296)

Net income (loss) per share:
Basic	$0.14	$(0.99)	$0.65	$(4.17)

Diluted	$0.12	$(0.99)	$0.40	$(4.30)

Weighted average shares used in calculating income (loss) per share
Basic	7,911,185	664,133	3,373,316	651,593

Diluted	8,855,433	664,133	4,667,503	651,593

Airgain, Inc.

Condensed Statements of Stockholders’ Equity (Deficit)

(unaudited)

	Preferred Convertible Stock		Common Stock		Additional Paid-in Capital	Note to Employee	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at December 31, 2013	6,244,174	$5,968,549	380,566	$1,016,783	$—	$—	$(46,491,004)	$(39,505,672)

Stock-based compensation	—	—	—	—	657,730	—	—	657,730
Shares issued pursuant to stock awards	—	—	244,616	—	—	—	—	—
Exercise of Stock Options	—	—	100	220	—	—	—	220
Issuance of note to employee	—	—	—	—	—	(266,282)	—	(266,282)
Effect of accretion to redemption value	—	—	—	—	(657,730)	—	(1,486,704)	(2,144,434)
Net income	—	—	—	—	—	—	3,588,300	3,588,300

Balance at December 31, 2014	6,244,174	$5,968,549	625,282	$1,017,003	$—	$(266,282)	$(44,389,408)	$(37,670,138)

Stock-based compensation	—	—	—	—	341,554	—	—	341,554
Shares issued pursuant to stock awards	—	—	16,300	—	—	—	—	—
Exercise of Stock Options	—	—	24,260	77,372	—	—	—	77,372
Forgiveness of note to employee	—	—	—	—	—	266,282	—	266,282
Effect of accretion to redemption value	—	—	—	—	(341,554)	—	(1,815,996)	(2,157,550)
Net loss	—	—	—	—	—	—	(270,342)	(270,342)

Balance at December 31, 2015	6,244,174	$5,968,549	665,842	$1,094,375	$—	$—	$(46,475,746)	$(39,412,822)

Stock-based compensation	—	—	—	—	298,535	—	—	298,535
Conversion of warrants	—	—	127,143	—	249,215	—	—	249,215
Exercise of stock options	—	—	58,155	112,101	25,302	—	—	137,403
Effect of accretion to redemption value	—	—	—	—	(547,750)	—	(808,957)	(1,356,707)
Change in par value from no par value to $0.0001	—	—	—	(1,206,391)	1,206,391	—	—	—
Issuance of common stock upon initial public offering, net of issuance costs	—	—	1,700,100	170	10,816,808	—	—	10,816,978
Issuance of warrants	—	—	—	—	126,218	—	—	126,218
Conversion of preferred redeemable convertible stock to common stock upon initial public offering	—	—	3,778,753	378	44,463,235	—	—	44,463,613
Conversion of preferred convertible stock to common stock upon initial public offering	(6,244,174)	(5,968,549)	1,259,187	126	5,968,423	—	—	—
Issuance of common stock upon secondary public offering, net of issuance costs	—	—	1,685,882	169	25,976,093	—	—	25,976,262
Net income	—	—	—	—	—	—	3,733,707	3,733,707

Balance at December 31, 2016	—	$—	9,275,062	$928	$88,582,470	$—	$(43,550,996)	$45,032,402

Airgain, Inc.

Statements Cash Flows

(unaudited)

	For the Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$3,733,707	$(270,342)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	495,347	458,734
Amortization	373,350	14,013
Fair market value adjustment - warrants	(460,289)	(85,325)
Exercise and expiration of warrants	—	(15,145)
Stock-based compensation	298,535	341,554
Forgiveness of note to employee	—	266,282
Gain on disposal of fixed assets	—	—
Changes in operating assets and liabilities:
Trade accounts receivable	(1,422,998)	210,140
Inventory	(27,082)	(119,733)
Prepaid expenses and other assets	(120,567)	(36,265)
Accounts payable	1,075,534	298,920
Accrued bonus	413,051	516,409
Accrued liabilities	411,255	361,067
Deferred tax liability	6,166	—
Deferred obligation under operating lease	(106,732)	(91,482)

Net cash provided by operating activities	4,669,277	1,848,827
Cash flows from investing activities:
Cash paid for acquisition	—	(4,000,000)
Purchases of property and equipment	(275,650)	(132,854)
Proceeds from sale of equipment	—	—

Net cash used in investing activities	(275,650)	(4,132,854)
Cash flows from financing activities:
Proceeds from notes payable	—	4,000,000
Repayment of notes payable	(1,624,998)	(273,175)
Issuance of note to employee	—	—
Proceeds from initial public offering	13,600,800	—
Costs related to initial public offering	(2,657,604)	—
Proceeds from secondary public offering	26,797,094	—
Costs related to secondary public offering	(820,832)	—
Proceeds from exercise of warrants	—	225,000
Proceeds from exercise of stock options	137,403	77,372

Net cash provided by financing activities	35,431,863	4,029,197
Net increase in cash and cash equivalents	39,825,490	1,745,170
Cash, beginning of period	5,335,913	3,590,745

Cash, end of period	$45,161,403	$5,335,915

Supplemental disclosure of cash flow information
Interest paid	$177,460	$39,489
Income taxes paid	$—	$6,171
Supplemental disclosure of non-cash investing and financing activities:
Accretion of Series E, F, and G preferred redeemable convertible stock to redemption amount	$1,356,707	$2,157,549
Property and equipment acquired through lease incentives	$—	$—
Conversion of warrants	$249,215	$—
Conversion of preferred stock into common stock	$50,432,162	$—
Issuance of warrants to underwriters in connection with initial public offering	$126,218	$—

Airgain, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$1,100,302	$(42,159)	$3,733,707	$(270,342)
Stock-based compensation expense	74,496	30,836	298,535	341,554
Depreciation and amortization	235,267	129,218	868,697	472,747
Non-recurring expenses (1)(2)	—	476,320	—	732,028
Other expense (income)	30,800	250,990	(289,721)	(60,981)
Provision (benefit) for income taxes	103	(8,600)	8,181	622

Adjusted EBITDA	$1,440,968	$836,605	$4,619,399	$1,215,628

(1)	Non-recurring expenses for the three months ended December 31, 2015 consists of $266,282 related to the foregiveness of a loan and $236,414 for taxes arising from the forgiveness of the loan offset by $26,376 related to IPO expenses.
(2)	Non-recurring expenses for the year ended December 31, 2015 consists of $266,282 related to the foregiveness of a loan, $236,414 for taxes arising from the forgiveness of the loan and $229,332 related to IPO expenses.

CONTACT INFORMATION

Investor Relations Contact

Matt Glover or Najim Mostamand

Liolios Group, Inc.

+1 949 574 3860

AIRG@liolios.com

Airgain Public Relations Contact

Jules M. Cassano

Director of Marketing

Airgain, Inc.

+1 760 444 6008

media@airgain.com